Exhibit 10.3

                        RESTRICTED STOCK AWARD AGREEMENT

                        Issued Pursuant to the Syms Corp
                             2005 Stock Option Plan

     THIS RESTRICTED STOCK AWARD AGREEMENT ("Agreement"), effective as of the Grant Date (the "Effective Date") set forth in the attached Restricted Stock Award Certificate (the "Certificate"), represents the grant of such number of Shares of Restricted Stock set forth in the Certificate by Syms Corp (the "Company"), to the person named in the Certificate (the "Participant"), subject to the terms and conditions set forth below and pursuant to the provisions of the Syms Corp 2005 Stock Option Plan adopted by the Company's Board of Directors on April 17, 2005 and approved by the Company's stockholders on July 14, 2005 (the "Plan").

     If there is any inconsistency between the terms of this Agreement or the Certificate (on the one hand) and the terms of the Plan (on the other hand), the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement or the Certificate (as the case may be). All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

     1. Grant of Restricted Stock. The Company hereby grants to the Participant the number of Shares of Restricted Stock set forth in the Certificate, subject to the terms and conditions of the Plan and this Agreement.

     2. Vesting Period. (a) In General. Except as set forth in Section 5 below, if the Participant's employment or services as a Director terminates before the last vesting date set forth in the Certificate, all Shares of Restricted Stock granted hereby that are unvested as of the date of termination of employment or Directorship shall be forfeited. Subject to the terms of this Agreement and the Plan, Shares of Restricted Stock granted hereby shall vest as indicated in the Certificate. For the specified vesting to occur on any vesting date set forth therein, the Participant must be continuously employed by or serving as a Director of the Company or any of its Affiliates from the Effective Date through such vesting date.

     (b) No Partial Vesting. Except as set forth in Section 15 hereof, in no event shall a Participant have any rights to the Shares of Restricted Stock granted hereunder: (i) prior to the date such Shares vest pursuant to the Vesting Schedule set forth in the Certificate; or (ii) with respect to any partial Share.

     3. Voting Rights. All Shares of Restricted Stock issued hereunder, whether vested or unvested, shall have full voting rights accorded to outstanding Shares.

     4. Dividend Rights. (a) Cash Dividends. The Participant shall be entitled to receive any cash dividends paid with respect to Shares of Restricted Stock granted hereunder.

     (b) Non-Cash Dividends. Any stock dividends or other distributions or dividends of property other than cash with respect to Shares of Restricted Stock granted hereunder shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which such property was paid.

     5. Nontransferability. (a) In General. Except as may be provided in Section 5(b) below, the Shares of Restricted Stock granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until such Shares have vested in accordance with Section 2 hereof and except as provided in the Plan. No assignment or transfer of any Shares of Restricted Stock in violation of this
Section 5, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution or as otherwise required by applicable law, shall vest in the assignee or transferee any interest whatsoever.

     (b) Transfers With The Consent of the Committee. With the prior written consent of the Committee, a beneficial interest in the unvested Shares of Restricted Stock awarded hereby may be transferred by the Participant to any person or entity specified in such prior written consent (each, a "Permitted Assignee"); provided, however, that if such consent is granted, the Permitted Assignee shall be subject to the terms of this Agreement and the Plan unless an exception is granted in writing by the Committee.

     6. Termination. (a) Death. In the event the Participant dies while employed by or serving as a Director of the Company or any of its Affiliates, all restrictions set forth herein shall lapse and any unvested Shares of Restricted Stock held by the Participant (or his or her Permitted Assignee) shall vest in the estate of the Participant or in any person who acquired such Shares of Restricted Stock by bequest or inheritance, or in the Permitted Assignee.

     (b) Disability. In the event the Participant ceases to perform services of any kind (whether as an employee or Director) for the Company or any of its Affiliates due to permanent and total disability, all restrictions set forth herein shall lapse and all unvested Shares of Restricted Stock shall immediately vest in the Participant, or his guardian or legal representative, or a Permitted Assignee, as of the first date of permanent and total disability (as determined in the sole discretion of the Committee). For purposes of this Agreement, the term "permanent and total disability" means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Committee. Notwithstanding anything to the contrary set forth herein, the Committee shall determine, in its sole and absolute discretion, (1) whether the Participant has ceased to perform services of any kind due to a permanent and total disability and, if so, (2) the first date of such permanent and total disability.

     7. Issuance of Restricted Stock. As soon as practicable after the date of this Agreement, the Company shall cause to be transferred on the books of the Company, Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Stock covered by this Agreement, but subject to forfeiture to the Company retroactive to the date of grant, if the Certificate is not duly executed by the Participant and timely returned to the Company. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock, the share certificates representing such Restricted Stock shall be held in custody by the Company or its designee.

     8. Administration. This Agreement and the rights of the Participant hereunder and under the Certificate are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan, this Agreement and the Certificate, all of which shall be binding upon the Participant. Any inconsistency between the Agreement or the Certificate (on the one hand) and the Plan (on the other hand) shall be resolved in favor of the Plan.

     9. Adjustments. The number of Shares of Restricted Stock granted hereby shall be subject to adjustment in accordance with Section 4.4 of the Plan.

     10. Exclusion from Pension Computations. By acceptance of the Shares of Restricted Stock granted hereunder, the Participant hereby agrees that any income or gain realized upon the receipt or disposition of the Shares is special incentive compensation and shall not be taken into account, to the extent permissible under applicable law, as "wages", "salary" or "compensation" in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Company or any of its Affiliates.

     11. Amendment. Except to the extent necessary to avoid the imposition of additional tax and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation, no termination, amendment, suspension, or modification of the Plan or this Agreement shall adversely affect in any material way the Restricted Stock granted under this Agreement without the written consent of the Participant holding such Restricted Stock. Notwithstanding the foregoing, the Committee may make adjustments to the Restricted Stock granted pursuant to this Agreement to take account of certain nonrecurring events as contemplated by Sections 4.4 and 17.2 of the Plan.

     12. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at Syms Way, Secaucus, New Jersey 07094, Attn: Antone F. Moreira, or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address shown below his or her signature on the Certificate, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

     13. Withholding Taxes. The Company shall have the right to withhold from wages or other amounts otherwise payable to the Participant (or a Permitted Assignee thereof), or otherwise require the Participant or Permitted Assignee to pay, any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations ("Withholding Taxes") arising as a result of the grant of any Award, the vesting of Shares of Restricted Stock, the transfer of any Shares of Restricted Stock, the making of an election under Section 83(b) (or any similar provision) of the Internal Revenue Code of 1986 (the "Code"), or any other taxable event occurring pursuant to the Plan, this Agreement or the Certificate. If, notwithstanding the foregoing, the Participant (or Permitted Assignee) shall fail to actually or constructively make such tax payments as are required, the Company (or its Affiliates) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes (but only if the Section 83(b) Election defined below has not been made with respect to the Restricted Stock awarded hereunder), the Company, in its sole discretion, may elect to satisfy the obligation for Withholding Taxes by retaining a sufficient number of Shares of Restricted Stock that it would otherwise deliver on a particular vesting date equal to the amount of any Withholding Taxes due on such vesting date. Notwithstanding the foregoing discretion, the Company shall satisfy the obligation for Withholding Taxes by retaining a sufficient number of Shares of Restricted Stock that it would otherwise deliver on a particular vesting date equal to the amount of any Withholding Taxes due on such vesting date, unless the Participant has either
(a) made the Section 83(b) Election defined below or (b) provided the Company with written notice at least 30 days (or such lesser period as may be permitted by the Company in its sole discretion) in advance of such vesting date that the Participant will pay the Withholding Taxes in cash. For purposes of the preceding two sentences, where the Company is to retain Shares to satisfy the obligation for Withholding Taxes, the net amount of Shares to be delivered to the Participant on a vesting date shall equal the total number of Shares otherwise deliverable to the Participant on such vesting date (pursuant to Section 7 hereof and the Certificate), less such number of Shares equal to the Fair Market Value of such Withholding Taxes (as determined in the Committee's sole discretion).

     14. Registration; Legend. The Company may postpone the issuance and delivery of the Shares of Restricted Stock granted hereby until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Participant shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act.

     The Company may cause the following or a similar legend to be set forth on each certificate representing Shares of Restricted Stock granted hereby unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE AND OTHER LIMITATIONS AND RESTRICTIONS AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT ON FILE WITH THE COMPANY. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

     15. Change in Control. (a) In the event of the occurrence of a change in control of the Company (a "Change in Control"), any unvested Shares of Restricted Stock granted hereunder shall immediately vest. For purposes of this Agreement, a "Change in Control" shall be deemed to occur if: (i) there shall have occurred a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that the foregoing event shall not be deemed to be a Change in Control if immediately prior to such transaction the Participant or an entity of which the Participant is an executive officer, director or more than five percent equity holder is, directly or indirectly, one of the new controlling parties; or (ii) the Company has merged or consolidated with, or sold substantially all of its assets to, another company, provided, however, that the foregoing event shall not be deemed to be a Change in Control if immediately prior to such transaction the Participant is an executive officer, director or more than five percent equity holder of the other party to the transaction or of any entity directly or indirectly controlling that party to the transaction.

     (b) Notwithstanding the foregoing, if in the event of a Change in Control, the successor company assumes or substitutes for the Shares of Restricted Stock granted hereunder, then the vesting of such Restricted Stock shall not be accelerated as described in Section 15(a) hereof. For the purposes of this
Section 15(b), the Shares of Restricted Stock granted hereunder shall be considered assumed or substituted for if following the Change in Control, such Shares of Restricted Stock or any award substituted therefor ("Substitute Award") confers the right to purchase or receive, immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting the Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the vesting of the Shares of Restricted Stock granted hereunder or the Substitute Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting the Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, in the event of a termination of the Participant's employment or Directorship in such successor company within twenty-four (24) months following such Change in Control, the Shares of Restricted Stock granted hereunder or the Substitute Award held by such Participant at the time of the Change in Control shall vest as of the day preceding the date of termination unless the termination was made by the successor company for cause. For purposes of this Agreement, "cause" shall mean either (i) material failure by the Participant to perform his or her duties (other than as a result of incapacity due to physical or mental illness) during his or her employment or Directorship with the Company after written notice of such breach or failure and the Participant failed to cure such breach or failure to the Company's reasonable satisfaction within five days after receiving such written notice; or (ii) any act of fraud, misappropriation, misuse, embezzlement or any other material act of dishonesty in respect of the Company or its funds, properties, assets or other employees.

     16. Section 83(b) Election. If the Participant makes the election contemplated by Section 83(b) of the Code (a "Section 83(b) Election") (or any similar provision of federal, state or local law) with respect to the Restricted Stock awarded hereunder, the Participant shall provide the Company with a copy of such election within 30 days after the date of this Agreement (or such earlier date required by law) and otherwise comply with the provisions of this
Section 16. The Participant hereby agrees, as a condition precedent to any issuance of Restricted Stock under this Agreement, that on or prior to the date of filing of any Section 83(b) Election with respect to such Restricted Stock, Participant shall satisfy the Company's Withholding Tax obligations with respect to such Section 83(b) Election by tendering payment to the Company, in readily available funds, of an amount equal to such Withholding Tax obligation (or enter into such other arrangement as shall be acceptable to the Company to satisfy such Withholding Tax obligation).

     17. No Tax Advice. Participant hereby acknowledges that the Company has not provided any specific tax advice to Participant in connection with his or her participation in the Plan. Participant understands and acknowledges that the
Section 83(b) Election is valid only if made within 30 days after the date of this Agreement. Participant will consult with his or her own tax advisors with respect to any tax consequences relating to an award of Restricted Stock and participation in the Plan.

     18. Miscellaneous. (a) Neither this Agreement nor the Certificate shall confer upon the Participant any right to continuation of employment by or Directorship with the Company, nor shall this Agreement or the Certificate interfere in any way with the Company's right to terminate the Participant's employment or Directorship at any time.

     (b) Except as expressly set forth herein, the Participant shall have no rights as a stockholder of the Company with respect to the Shares of Restricted Stock subject to this Agreement until such time as such Shares of Restricted Stock vest in accordance with Section 2 hereof.

     (c) This Agreement and the Certificate shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     (d) To the extent not preempted by federal law, this Agreement and the Certificate shall be governed by, and construed in accordance with the laws of the State of New Jersey, without regard to the principles of conflicts of law which might otherwise apply.

     (e) All obligations of the Company under the Plan, this Agreement and the Certificate, with respect to the Shares of Restricted Stock granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     (f) The provisions of this Agreement and the Certificate are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     (g) By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     (h) The Participant, every person claiming under or through the Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan, this Agreement or the Certificate.

     19. Exculpation. The Shares of Restricted Stock granted hereunder and all documents, agreements, understandings and arrangements relating hereto have been issued on behalf of the Company by officers acting on its behalf and not by any person individually. None of the officers, Directors or stockholders of the Company nor the Directors, officers or stockholders of any Affiliate of the Company shall have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of the Shares of Restricted Stock granted hereunder and all documents, agreements, understanding and arrangements relating hereto and will not seek recourse or commence any action against any of the Directors, officers or stockholders of the Company or any of the Directors, officers or stockholders of any Affiliate, or any of their personal assets, for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to the Shares of Restricted Stock granted hereunder.

     20. Captions. The captions in this Agreement are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

                                   Syms Corp
                       Restricted Stock Award Certificate


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Granted To:   [Name]
              [Address]
              [Address]

              Social Security # xxx-xx-xxxx

     You have been granted shares of Restricted Stock of Syms Corp, as described below.

     Grant Date:  ________    Number of Shares Granted: ___________

     Vesting Schedule:

        Vesting Date          Percentage of Grant that Vests

        ___/___/___           [__]%
        ___/___/___           [__]%
        ___/___/___           [__]%
        ___/___/___           [__]%

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By your signature below, you agree that these shares of Restricted Stock are granted under and governed by the terms and conditions of the Company's 2005 Stock Option Plan and the Restricted Stock Award Agreement, all of which are attached and made a part of this document.

Date:  _____________________   Signature:  ____________________________

Note: If there are any discrepancies in the name or address shown above, please make the appropriate correction on this form.

                               PLEASE RETURN TO:

                                   Syms Corp
                                    Syms Way
                               Secaucus, NJ 07094
                            Attn: Antone F. Moreira